Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cypress Semiconductor Corporation of our report dated February 10, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Spansion Inc., which appears in Cypress Semiconductor Corporation’s Current Report on Form 8-K dated March 11, 2015.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 26, 2015